FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

[X]       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report   November 3, 2004

                                                                                                         OR

[ ]                  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

                                                         OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ................ to ...................

Commission File Number 0‑5486

                         PRESIDENTIAL LIFE CORPORATION_________________________

  (Exact name of registrant as specified in its charter)

           Delaware                                                                         13‑2652144________________

(State or other jurisdiction of        (I.R.S Employer Identification No.)

incorporation or organization)

69 Lydecker Street, Nyack, New York                      10960

(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    845‑358‑2300

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Solciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR        240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4( c))

Item 4.02a

            On October 28, 2004, the Company's Board of Directors, in consultation with the Company's registered independent accountants, Deloitte & Touche, LLP, concluded that the Company’s financial statements, and related review reports, for the quarters ended March 31, 2004 and June 30, 2004 should no longer be relied upon because of an error in such statements.  Such statements are being restated and Forms 10Q-A will be filed shortly.

            The restatement of the two quarterly financial statements was due to a tabulation error in the calculation of deferred acquisition cost (DAC) amortization.  DAC is amortized in relationship to estimated gross profits for the applicable period.  In calculating the DAC amortization for the first and second quarters, the proper year was not inserted into the spreadsheet used to calculate amortization.  This resulted in an understatement of amortization expense and a corresponding overstatement of net income.

           The net effect of this error is to reduce net income by $1.53 million or $.05 per share for the quarter ended March 31, 2004 and $3.23 million or $.11 per share for the quarter ended June 30, 2004.

            The Company believes that adequate controls and procedures are now in place to prevent similar matters from occurring in the future, including the implementation of a validation procedure to ensure that index years are input correctly and a requirement that all worksheet updates be performed separately by two individuals.

PRESIDENTIAL LIFE CORPORATION

November 3, 2004

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   Presidential Life Corporation

(Registrant)

Date:  November 3, 2004                /s/ Herbert Kurz

Herbert Kurz, President and Duly

Authorized Officer of the Registrant

Date:  November 3, 2004               /s/ Charles Snyder

                                     Charles J. Snyder, Principal

                                     Accounting Officer of the Registrant